Exhibit 99.1

NEWS & INFORMATION

FOR:	EMERSON RADIO CORP.
610 Fifth Ave
New York, NY 10020

CONTACT:	Emerson Radio Corp. or:	Investor Relations:
	Greenfield Pitts	Robert Maffei
	Chief Financial Officer	Investor Relations Manager
	(212) 897-5441	(973) 428-2098

Brainerd Communicators
Denise Roche
(212) 986-6667

Media Relations:
Brainerd Communicators, Inc.
Scott Cianciulli
(212) 986-6667
Friday, February 13, 2009
EMERSON RADIO CORP. APPOINTS NEW BOARD MEMBER
PARSIPPANY, N.J. — February 13, 2009 — Emerson Radio Corp. (NYSE Alternext US, LLC: MSN) today announced it has appointed Duncan Hon to its Board of Directors effective February 12, 2009.
Duncan Hon, age 48, currently serves as Chief Executive Officer of the Branded Distribution Division of The Grande Holdings Limited, a Hong Kong based group of companies engaged in a number of businesses including the manufacture, sale and distribution of audio, video and other consumer electronics and video products (“Grande”). Mr. Hon has also served as a director of Grande and several of its subsidiaries. He is a member of the Hong Kong Institute of Certified Public Accountants and the Association of Chartered Certified Accountants.
About Emerson Radio Corp.
Emerson Radio Corporation (NYSE Alternext US, LLC: MSN), founded in 1948, is headquartered in Parsippany, N.J. The Company designs, markets and licenses, worldwide, a variety of consumer electronics and home appliances including microwaves and wine coolers, clock radios, full lines of televisions and other video products, and audio and home theater products. For more information, please visit Emerson Radio’s Web site at www.emersonradio.com.

Forward Looking Statements
This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in the Company’s reports as filed with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this news release.